FIRST AMENDMENT TO LOAN AND SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITIES PURCHASE AGREEMENT (this “First Amendment”) is entered into on the 7th day of December, 2010, to be effective as of the 3rd day of December, 2010, by and between GR MATCH, LLC, a Delaware limited liability company (“Lender”), CYBERDEFENDER CORPORATION, a Delaware corporation (“Borrower”).  Lender and Borrower may each be referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Lender loaned funds to CyberDefender Corporation, a California corporation (as predecessor in interest to Borrower) (“CyberDefender California”), pursuant to the terms and conditions of that certain Loan and Securities Purchase Agreement, dated as of March 31, 2010, by and between CyberDefender California and Lender (the “Loan Agreement”), which loan is evidenced by that certain 9% Secured Convertible Promissory Note, dated March 31, 2010, issued by CyberDefender California in favor of Lender in the original principal amount of Five Million Three Hundred Thousand Dollars ($5,300,000); and

WHEREAS, the Parties desire to further amend the Loan Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees as follows:

1.           Amendment to Section 1.1.  Section 1.1 of the Loan Agreement shall be amended to add the following defined term:

“Qualified Offering” means the sale and issuance by the Company following the date of this Agreement of any debt or equity securities of the Company in an aggregate amount greater than Ten Million Dollars ($10,000,000), whether in a single transaction or a series of related transactions and whether as a private placement or a sale on any Trading Market, the closing of which occurs on or prior to March 31, 2011.

2.           Amendment to Sections 5.17 and 5.18 of the Loan Agreement.  Sections 5.17 and 5.18 of the Loan Agreement, respectively, are hereby amended and restated in their entirety as follows:

5.17           Debt Coverage Ratio.  From and after the Company's fiscal quarter commencing January 1, 2011, permit the Company's Debt Coverage Ratio, determined as of the last day of each fiscal quarter, to be less than a ratio of 2:1; provided, however, in the event a Qualified Offering occurs, the Lender acknowledges and agrees that this Section 5.17 shall not apply to the Company's two (2) fiscal quarters commencing January 1, 2011 and April 1, 2011, respectively.

5.18           Debt to Earnings Ratio.  From and after the Company's fiscal quarter commencing January 1, 2011 (but excluding any fiscal quarter during which the closing of a Qualified Offering occurs and the following fiscal quarter), permit the Company's Debt to Earnings Ratio, determined as of the last day of each fiscal quarter, to exceed a ratio of 5:1; provided, however, in the event a Qualified Offering occurs, the Lender acknowledges and agrees that this Section 5.17 shall not apply to the Company's two (2) fiscal quarters commencing January 1, 2011 and April 1, 2011, respectively.

2.           Conflict; Full Force and Effect.  In the event of any conflict between this First Amendment and the Loan Agreement, this First Amendment shall control.  The Parties acknowledge and agree that, except as expressly provided herein, the provisions of the Loan Agreement shall remain unmodified and in full force and effect.

3.           Successors and Assigns.  This First Amendment is and shall be binding upon each of the Parties and their respective successors and permitted assigns.

4.           Recitals.  The recitals to this First Amendment are hereby incorporated by reference herein.

5.           Governing Law.  This First Amendment shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

6.           Entire Agreement.  This First Amendment and the Loan Agreement contains the complete understanding and agreement of the Parties relating to the subject matter hereof and supersedes any prior understanding or agreement related thereto, whether written or oral.

7.           Counterparts.  This First Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, this First Amendment has been duly executed by the Parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By:
Name:
Title:

CyberDefender Corporation,
a Delaware corporation

By:
Name: Gary Guseinov
Title: Chief Executive Officer